As filed with the Securities and Exchange Commission on December 7, 2006

Registration No. 333-126362

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

____________

Hecla Mining Company
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

77-0664171
(I.R.S. Employer Identification No.)

6500 North Mineral Drive
Suite 200
Coeur d’Alene, Idaho 83815-9408
(208) 769-4100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lewis E. Walde,	with copies to:
Vice President, Chief Financial Officer	John H. Bitner
Hecla Mining Company	Bell, Boyd & Lloyd LLC
6500 North Mineral Drive	70 W. Madison Street
Suite 200	Suite 3100
Coeur d’Alene, Idaho	Chicago, Illinois
83815-9408	60602
(208) 769-4100	(312) 372-1121
(Name, address, including zip code, and telephone number, including area code, of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

This Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-126362) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Hecla Mining Company (“we” or “us”), a Delaware corporation formerly named Hecla Holdings Inc., files this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (this “Amendment”) as the successor registrant to our wholly-owned subsidiary, Hecla Limited (“Predecessor”), a Delaware corporation formerly named Hecla Mining Company, in accordance with Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”). This Amendment is a result of Predecessor adopting a holding company organizational structure.

Pursuant to the Agreement and Plan of Reorganization dated November 8, 2006 (the “Merger Agreement”), among us, Predecessor, and Hecla Merger Sub Inc., a Delaware corporation (the “Merger Sub”), Predecessor reorganized into a holding company structure, effective as of the date of the Merger Agreement, whereby we became the holding company for Predecessor. The holding company organizational structure was effected by a merger (the “Merger”) pursuant to Section 251(g) of the Delaware General Corporation Law, which provides for the formation of a holding company structure without a vote of stockholders.

Prior to the Merger, we were a direct, wholly-owned subsidiary of Predecessor and Merger Sub was a direct, wholly-owned subsidiary of us. In the Merger, Merger Sub merged with and into Predecessor with Predecessor continuing as the surviving corporation. We and Merger Sub were organized for the sole purpose of implementing the holding company structure.

In accordance with the terms of the Merger Agreement, each outstanding share of Predecessor’s common stock, par value $0.25 per share (the “Predecessor Common Stock”), was converted into one share of our common stock, par value $0.25 per share (the “Registrant Common Stock”) and each outstanding share of Predecessor’s preferred stock, par value $0.25 per share (the “Predecessor Preferred Stock”), was converted into one share of our preferred stock, par value $0.25 per share (the “Registrant Preferred Stock”). As a result of the Merger, each stockholder of Predecessor became a holder of Registrant Common Stock and/or Registrant Preferred Stock, evidencing the same proportional interests in us and having the same designations, rights, powers and preferences and qualifications, limitations and restrictions as those securities that such stockholder held in Predecessor.

In addition, as part of the Merger, we will assume all of Predecessor’s obligations under the Hecla Mining Company 1995 Stock Incentive Plan, Hecla Mining Company Stock Plan for Nonemployee Directors, and Hecla Mining Company Key Employee Deferred Compensation Plan (the “Compensation Plans”), and each outstanding option to purchase Predecessor Common Stock and each other right to receive Predecessor Common Stock under the Compensation Plans will convert into an option to purchase or right to receive the same number of shares of Registrant Common Stock, with the same rights and conditions as the corresponding Predecessor option and other rights to receive Predecessor Common Stock under the Compensation Plans prior to the Merger.

In accordance with Rule 414 under the Securities Act, we, as the successor registrant to Predecessor, hereby expressly adopt this Registration Statement, File No. 333-126362, as our own for all purposes of the Securities Act and the Securities Exchange Act of 1934. Registration fees were paid at the time of filing the original registration statement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 16. EXHIBITS

See the Exhibit Index at the end of this Post-Effective Amendment No. 1 to this registration statement.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

b.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

c.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

if the registrant is relying on Rule 430B: (A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7)

That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

8)

That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

(other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to this registration statement on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho, on December 6, 2006.

HECLA MINING COMPANY

By: /s/ Phillips S. Baker, Jr.

Phillips S. Baker, Jr.

President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this registration statement has been signed by the following persons on behalf of the registrant and in the capacities indicated on December 6, 2006.

Signature	Title

/s/ Phillips S. Baker	Director, President & Chief Executive Officer (principal executive officer)
Phillips S. Baker

/s/ Lewis E. Walde	Vice President and Chief Financial Officer (principal accounting officer)
Lewis E. Walde

/s/ Ted Crumley	Director and Chairman of the Board
Ted Crumley

/s/ John H. Bowles	Director
John H. Bowles

/s/ Charles L. McAlpine	Director
Charles L. McAlpine

/s/ Jorge E. Ordonez C.	Director
Jorge E. Ordonez C.

/s/ David J. Christensen	Director
David J. Christensen

/s/ Anthony P. Taylor	Director
Anthony P. Taylor

/s/ George R. Nethercutt, Jr.	Director
George R. Nethercutt, Jr.

EXHIBIT INDEX

HECLA MINING COMPANY

(SEC FILE NO. 1-8491)

The following exhibits are filed as part of this Post-Effective Amendment No. 1 to this registration statement:

Exhibit Number	Description
2.1

Agreement and Plan of Reorganization dated November 8, 2006 among Hecla Mining Company, Hecla Holdings Inc, and Hecla Merger Sub Inc. Filed as exhibit 2.1 to the registrant’s Quarterly Report on Form 10-Q filed on November 9, 2006 (File No. 1-8491) and incorporated by reference herein.

4.1(a)

Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock of the registrant. Filed as exhibit 4.1(a) to the registrant’s Quarterly Report on Form 10-Q filed on November 9, 2006 (File No. 1-8491) and incorporated herein by reference.

4.1(b)

Certificate of Designations, Preferences and Rights of Series B Cumulative Convertible Preferred Stock of the registrant. Filed as exhibit 4.1(a) to the registrant’s Quarterly Report on Form 10-Q filed on November 9, 2006 (File No. 1-8491) and incorporated herein by reference.

4.2	Form of Warrant*
5.1	Opinion of Bell, Boyd & Lloyd LLC (regarding validity of securities offered).**

* To be filed by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, and incorporated herein by reference.

** Filed herewith